UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 14, 2011 (November 13, 2011)

THE BRINK’S COMPANY

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-09148 (Commission File Number)	54-1317776 (I.R.S. Employer Identification No.)

1801 Bayberry Court

P.O. Box 18100

Richmond, VA 23226-8100

(Address and zip code of principal executive offices)

(804) 289-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

            On November 14, 2011, The Brink’s Company (the “Company”) announced the retirement of Michael T. Dan as President and Chief Executive Officer and as a member of the Board of Directors of the Company (the “Board”)  effective December 23, 2011 and that he is stepping down as Chairman of the Board, effective immediately.

            The Board has appointed Thomas C. Schievelbein to serve as interim Executive Chairman until December 23, 2011 and to serve as interim President and Chief Executive Officer effective December 24, 2011.  Mr. Schievelbein will relinquish his Audit and Ethics Committee and Compensation and Benefits Committee memberships during his tenure as interim Executive Chairman and interim President and CEO.

            The Board also appointed Murray D. Martin, currently Lead Director of the Board, to serve as interim Non-Executive Chairman effective December 24, 2011 and to continue to serve the functions of the Lead Director of the Company.

            Mr. Schievelbein, age 57, has been a member of the Brink’s Board since 2009 and has extensive leadership experience and knowledge of the Company, as well as broad operational, business technology development and risk mitigation and control experience. Mr. Schievelbein served as President of Northrop Grumman Newport News from November 2001 until his retirement in November 2004.  From October 1995 to October 2001, he served as Executive Vice President and Chief Operating Officer of Newport News Shipbuilding, Inc., where he was responsible for over 18,000 employees.  Mr. Schievelbein currently serves as a director of McDermott International, Inc., Huntington Ingalls Industries, Inc. and serves as lead director of New York Life Insurance Company. Mr. Schievelbein has executive-level operational, business technology development and risk mitigation and control experience through his leadership of Northrop Grumman Newport News and Newport News Shipbuilding, Inc.  Through his service on other boards of directors and the Company’s Board, Mr. Schievelbein has also gained knowledge and experience of executive compensation, audit, risk oversight and corporate governance matters.

            Consistent with its succession planning, the Board has formed a search committee of three independent directors to identify a permanent President and CEO, and is in the process of retaining an executive recruiting firm to assist in the search.  The search process will include a full review of internal and external candidates.

            The Company expects to provide certain compensation to Mr. Schievelbein in connection with his appointment as interim Executive Chairman and President and CEO.  The terms of such compensation, once finalized, will be described in a subsequent Current Report on Form 8-K.

            In connection with  Mr. Dan’s anticipated retirement, Mr. Dan and the Company entered into a Succession Agreement, dated as of November 13, 2011 (the “Effective Date”), which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The Succession Agreement provides that Mr. Dan resigns as Chairman of the Board as of the Effective Date, and that his employment with the Company and membership on the Board shall terminate on December 23, 2011 (the “Termination Date”).  It further provides that Mr. Dan’s termination will be treated as a termination by the Company “without cause” for purposes of all contractual entitlements, including under the Employment Agreement between Mr. Dan and the Company, dated as of May 4, 1998, as amended by Amendments 1, 2, 3 and 4 thereto (the “Employment Agreement”), and as a “retirement” under any plan, policy or arrangement of the Company as to which Mr. Dan has met the applicable retirement criteria as of the Termination Date.  The Succession Agreement confirms that Mr. Dan will receive the following benefits, each of which is provided for under the existing terms of the Employment Agreement and other plans, policies and arrangements of the Company:

•          Not later than December 31, 2011, the lump sum severance payment described in Section 4(d) of the Employment Agreement, generally consisting of (i) two times the sum of his base salary and annual bonus paid to him in respect of the Company’s fiscal year immediately preceding the Termination Date, plus (ii) the economic equivalent of two years’ continued participation in benefit plans;

•          an annual incentive payment in respect of 2011 pursuant to the Company’s Key Employees Incentive Plan equal to his target in respect to 2011, payable not later than December 31, 2011;

•          pro-rated vesting of his awards under the Company’s Management Performance Improvement Plan which are outstanding on the Termination Date, and payment of those pro-rated awards in the ordinary course based on actual Company performance;

•          continued vesting of his awards granted under the Company’s 2005 Equity Incentive Plan in accordance with the terms of Section 11 thereof, and each of his stock options shall remain outstanding until the applicable expiration date provided under the terms of those stock options;

•          a distribution of his vested accrued deferred compensation in accordance with Article 7 of the Company’s Key Employees’ Deferred Compensation Program;

•          payment of his vested accrued benefits under the Company’s Pension-Retirement Plan and Pension Equalization Plan in accordance with the terms thereof.

            The Succession Agreement provides that Mr. Dan waives his right to resign for “good reason” or in a “constructive termination” under the Employment Agreement or the plans, policies and arrangements of the Company as a result of the actions contemplated by the Succession Agreement.  It also provides that Mr. Dan shall continue to comply with the post-employment restrictive covenants to which he is subject under the Employment Agreement and any other compensation or benefit plan, that he will not disparage the Company or its affiliates, that he will make himself available following the Termination Date to assist the Company in a transition of his duties as Chief Executive Officer, and that he will execute a release of claims against the Company and affiliated parties within 21 days following the Termination Date.

            The foregoing summary of the Succession Agreement does not purport to be complete and is qualified in its entirety by reference to the Succession Agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference and made a part hereof.

            A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

                On November 13, 2011, the Board approved an amendment to Article V of the Company’s Bylaws, to decrease the number of directors serving on the Board from nine (9) to eight (8).  The amendment will be effective on December 24, 2011.

Item 9.01        Financial Statements and Exhibits

10.1	Succession Agreement, dated November 13, 2011
99.1	Press Release, dated November 14, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 14, 2011

                           THE BRINK’S COMPANY

By:  /s/ McAlister C. Marshall, II

Name:  McAlister C. Marshall, II

Title:     Vice President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Succession Agreement, dated November 13, 2011
99.1	Press Release, dated November 14, 2011